Exhibit 32.2

WESTERN RESERVE BANCORP, INC.
FORM 10-Q
Quarter ended March 31, 2010

SECTION 1350 CERTIFICATION OF FINANCIAL RESULTS

I, Cynthia A. Mahl, the Executive Vice President and Chief Financial Officer of Western Reserve Bancorp, Inc. hereby certify the following:

▪	This Form 10-Q fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and
▪
The information contained in the report fairly presents, in all material respects, the financial position and results of operations of Western Reserve Bancorp, Inc. as of and for the periods presented.

/s/ Cynthia A. Mahl
Cynthia A. Mahl
Executive Vice President/Chief Financial
Officer
May 17, 2010